September 17, 1998


Board of Directors
Capitol Federal Savings & Loan Association
700 Kansas Avenue
Topeka, Kansas  66603-3809

Dear Members of the Board:

     This letter sets forth the agreement between Capitol Federal Savings & Loan Association, Topeka, Kansas ("Capitol Federal" or the "Association"), and RP Financial, LC. ("RP Financial"), whereby the Association has engaged RP Financial to prepare the regulatory business plan and financial projections for the private charitable foundation to be formed in conjunction with the concurrent mutual holding company reorganization and minority stock offering. These services are described in greater detail below.


Description of Proposed Services
--------------------------------

     RP Financial's business planning services will include the following areas:
(1) describing potential charitable organizations to receive grants or donations based on parties identified by the Association; (2) describing the potential cash flows of the foundation over a five year period; (3) preparing detailed financial projections on an annual basis for a period of five fiscal years to reflect the impact of the anticipated cash flows; (4) describing the corporate governance of the foundation, including the management of the charitable foundation on a day-to-day basis; (5) preparing the written business plan document which conforms with applicable regulatory guidelines; and (6) describing the general policies and procedures of the charitable foundation.

     RP Financial agrees to prepare the business plan and accompanying financial projections in writing such that the business plan can be filed with the appropriate regulatory agencies in accordance with the scheduled filing date.


Fee Structure and Payment Schedule
----------------------------------

     The Association agrees to compensate RP Financial for preparation of the business plan for the charitable foundation on a fixed fee basis of $20,000. Payment of the professional fees shall be made upon delivery of the completed business plan.

Board of Directors
September 17, 1998
Page 2


     The Association also agrees to reimburse RP Financial for those direct out-of-pocket expenses necessary and incidental to providing the business planning services. Reimbursable expenses will likely include shipping, telephone/facsimile printing, computer and data services, and shall be paid to RP Financial as incurred and billed. RP Financial will agree to limit reimbursable expenses in conjunction with the appraisal engagement, subject to written authorization from the Association to exceed such level.

     In the event the Association shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the progress payment fee, the Association agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fixed fee described above, plus reimbursable expenses incurred.

     If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by the Association and RP Financial. Such unforeseen events may include changes in regulatory requirements as it specifically relates to Capitol Federal or changes in the amount of the contribution or structure of the foundation, which will dramatically impact the charitable foundation's cash flows, corporate governance or operations.

                              * * * * * * * * * * *

     Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.


                                      Sincerely,

                                      /s/ Ronald S. Riggins
                                      -------------------------------
                                      Ronald S. Riggins
                                      President and Managing Director


Agreed To and Accepted By:            /s/ John B. Dicus
                                      -------------------------------
                                      John B. Dicus
                                      President


Upon Authorization by the Board of Directors For:

                                      Capitol Federal Savings & Loan Association
                                      Topeka, Kansas


Date Executed:  November 16, 1998